UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

APPLIED BLOCKCHAIN, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or reorganization)

95-4863690
I.R.S. Employer Identification Number

7370
(Primary Standard Industrial Code Classification Number)

3811 Turtle Creek Blvd., Suite 2100

Dallas, TX 75219

(214) 427-1704

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Global Select Market

lf this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

lf this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

lf this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258818

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”) of Applied Blockchain, Inc. (the “Registrant”) under the heading “Description of Our Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-258818), as initially filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2021, including exhibits and as may be subsequently amended the “Registration Statement” is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Global Select Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 11, 2022

APPLIED BLOCKCHAIN, INC.

By:	/s/ Wes Cummins
Wes Cummins
Chief Executive Officer

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